UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2022

RICEBRAN TECHNOLOGIES
(Exact Name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-32565		87-0673375
(Commission File Number)		(IRS Employer Identification No.)

25420 Kuykendahl Rd., Suite B300 Tomball, TX		77375
(Address of principal executive offices)		(Zip Code)

(281) 675-2421
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	RIBT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to the Rights of Security Holders

As previously disclosed, at the Annual Meeting of Shareholders held on July 14, 2022, the shareholders of RiceBran Technologies (the “Company”) approved amendments to the Company’s articles of incorporation pursuant to which either five, ten, fifteen, twenty, or twenty-five outstanding shares of the Company’s common stock would be combined into one share of such stock, and authorized the board of directors of the Company (the “Board”), at its discretion, to select and file one such amendment which would affect the reverse stock split at one of these five reverse split ratios on or before July 14, 2023, if deemed appropriate.

The Board has approved a reverse stock split at a ratio of 1-for-10 and, effective at 11:59 PM PST on August 25, 2022, the Company amended its articles of incorporation by filing with the California Secretary of State an amendment to effect a 1-for-10 reverse stock split of its common stock and to decrease the total number of authorized shares of its common stock on a post-reverse stock split basis, so that the total number of shares that the Company has the authority to issue is now 15,000,000 shares of common stock.

As a result of the reverse stock split, every 10 shares of the Company’s outstanding common stock were automatically combined into 1 share of common stock. Shareholders will not receive fractional shares in connection with the reverse stock split.  Shareholders otherwise entitled to fractional shares will receive an additional share of common stock.

The reverse stock split will reduce the number of shares of the Company’s outstanding common stock from 52,310,304 shares to approximately 5,231,030 shares.  Each shareholder’s percentage ownership interest and the proportional voting power remain unchanged after the reverse stock split, except for minor changes and adjustments resulting from the rounding up of fractional shares.

A new CUSIP number (762831303) has been issued for the Company’s split-adjusted common stock.  The Company’s transfer agent, American Stock Transfer & Trust, is acting as exchange agent for the reverse stock split and will send instructions to shareholders of record regarding the exchange of their certificates for post-reverse stock split electronic statements reflecting book entry ownership of their new shares..

The foregoing description of the amendment to the Company’s articles of incorporation contained in this Item 3.01 is qualified in its entirety by reference to the amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.03          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The foregoing information contained under Item 3.03 is copied and incorporated by reference under this Item 5.03 in its entirety.

Item 9.01          Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Articles of Incorporation as field with the California Secretary of State effective August 25, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: August 25, 2022	By:	/s/ Todd T. Mitchell
	Name:	Todd T. Mitchell
	Title:	Chief Financial Officer
(Duly Authorized Officer)